Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Ashford Inc.

Dallas, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 16, 2017, relating to the consolidated financial statements of Ashford Inc. appearing in Ashford Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas

December 11, 2017